Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Constellation Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share (1)	Rule 457(c), Rule 457(f)(1), Rule 457(f)(3)	23,205,885 (2)	N/A	$5,508,148,863.60 (3)	0.0000927	$510,605.40

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$5,508,148,863.60		$510,605.40

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$510,605.40

(1)

This Registration Statement relates to the registration of shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of Constellation Brands, Inc. (the “Company”) into which shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), will be reclassified.

(2)

Represents the number of shares of Class A Common Stock to be registered in respect of the maximum number of shares of Class B Common Stock that may be reclassified and converted into the right to receive a cash payment of $64.64 and one share of Class A Common Stock per share of Class B Common Stock, based upon 23,205,885 shares of Class B Common Stock issued and outstanding as of the close of business on June 24, 2022.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act of 1933, as amended (the “Securities Act”), based on the sum of: (i) the product of $302.00, the average of the high and low prices of the Company’s Class B Common Stock on July 25, 2022, as reported on the New York Stock Exchange multiplied by the maximum number of shares of Class B Common Stock that may be reclassified as described in (2) above less (ii) $1,500,028,406.40, the estimated aggregate cash amount to be paid by the Company with respect to the shares of Class B Common Stock in the form of the cash payment of $64.64 per share of Class B Common Stock as permitted by 457(f)(3).